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                                                                    EXHIBIT 99.1
                                                                    NEWS RELEASE
[LOGO]




         INTERNET SPORTS NETWORK ANNOUNCES ITS PLANS TO CEASE OPERATIONS


PALO ALTO, CA, DECEMBER 28, 2000 -- J. Thomas Murray, President and CEO of Internet Sports Network, Inc. (OTC Bulletin Board: ISPS), announced today that the Company has failed to secure additional funding and therefore will be ceasing operations effective immediately.

As previously disclosed in the Company's Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 20, 2000, the Company had been in default with three loans, its promissory note and its Series 1 convertible debentures since the quarter ending June 30, 2000. The Company previously stated in such Form 10-Q that it would need to cease operations and seek protection under federal bankruptcy laws if the Company was unable to obtain equity or debt financing or generate additional cash through the sale of assets by November 30, 2000. The Company was unable to obtain funding through any of these three sources. As a result, the Company was forced to release all employees on December 21, 2000.

J. Thomas Murray will continue to serve as the Company's Chief Executive Officer and will supervise the analysis of the Company's financial position and implementation of subsequent action plan.


For more information on Internet Sports Network, Inc. contact:

Investor Relations: (416) 599-8800 Investor@sportsrocket.com

FORWARD-LOOKING STATEMENTS AND COMMENTS IN THIS PRESS RELEASE ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FOR MORE INFORMATION, CONTACT THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AND/OR REFER TO THE COMPANY'S FINANCIAL SEC FILINGS ON EDGAR.